CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the following with respect to Post-effective Amendment No. 14 to the Registration Statement (File No. 33-39170) on Form N-4 under the Securities Act of 1933 of Variable Account A of American International Life Assurance Company of New York.

      1. The inclusion of our report dated February 4, 2002 relating to our audits of the financial statements of American International Life Assurance Company of New York filed with the Statement of Additional Information.

      2. The inclusion of our report dated March 15, 2002 relating to our audits of the financial statements of American International Life Assurance Company of New York Account A filed with the Statement of Additional Information.

      3. The incorporation by reference into the Prospectus of our report dated February 4, 2002 relating to our audit of the financial statements of American International Life Assurance Company of New York.

      4. The incorporation by reference into the Prospectus of our report dated March 15, 2002 relating to our audit of the financial statements of American International Life Assurance Company of New York Account A.

      5. The reference to our firm under the heading "General Information-Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
May 1, 2002